UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PROTALEX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTALEX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 21, 2008

TO THE STOCKHOLDERS OF PROTALEX, INC.

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Protalex, Inc., which will be held at the Courtyard by Marriott Ewing Hopewell, 360 Scotch Road, Ewing, NJ 08628 (609) 771-8100, on Tuesday, October 21, 2008 at 9:30 a.m. local time, to consider and act upon the following matters:

(1)	ELECTION OF DIRECTORS. To elect Directors of the Company as more fully described in the attached Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;
(2)	RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of Grant Thornton, LLP as the independent auditors for the Company for the fiscal year ending May 31, 2009; and
(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on September 12, 2008. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the Annual Meeting on October 21, 2008, and during ordinary business hours for ten days prior to the meeting at our principal offices located at 145 Union Square Drive, New Hope, PA 18938.

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the Annual Meeting. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

Your Board of Directors recommends that you vote in favor of the proposals outlined in the Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

By Order of the Board of Directors

By:	/s/ Steven H. Kane Steven H. Kane President and Chief Executive Officer 145 Union Square Drive New Hope, PA 18938

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY CARD

PROTALEX, INC.
145 Union Square Drive
New Hope, PA 18938

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2008

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Protalex, Inc., a Delaware corporation (referred to throughout this Proxy Statement as “Protalex” or “Company” or “we” or “our”) for use at the Annual Meeting of Stockholders to be held on October 21, 2008, at 9:30 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at the Courtyard by Marriott Ewing Hopewell, 360 Scotch Road, Ewing, NJ 08628 (609) 771-8100. The date of this Proxy Statement is September 19, 2008, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

Why Have I Received Those Materials?

The accompanying proxy, being mailed to stockholders on or about September 19, 2008, is solicited by the Board of Protalex in connection with our Annual Meeting of Stockholders that will take place on October 21, 2008. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who Is Entitled to Vote at the Annual Meeting?

Holders of common stock of Protalex (“Common Stock”), as of the close of business on September 12, 2008 will be entitled to vote at the Annual Meeting. On September 12, 2008, there were 28,600,464 shares of common stock outstanding and entitled to vote.

How Do I Vote My Shares at the Annual Meeting?

If you are a “record” stockholder of Common Stock (that is, if you hold Common Stock in your own name in Protalex’s stock records maintained by our transfer agent, American Stock Transfer and Trust Company, or AST.), you may complete and sign the accompanying proxy card and return it to Protalex or deliver it in person.

“Street name” stockholders of Common Stock (that is, stockholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

What Does It Mean if I Receive More Than One Proxy?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker to consolidate as many accounts as possible under the same name and address.

Can I Change My Vote After I Return My Proxy Card?

Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a written notice of revocation or a proxy bearing a later date or by voting in person at the Annual Meeting.

How Many Votes Am I Entitled To?

Each share of Common Stock is entitled to one vote.

What Constitutes a Quorum for Purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote, or 14,300,233 shares, shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What Vote Is Required to Approve Each Item?

Each item to be voted upon at the Annual Meeting, other than the election of directors, requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval. This means that the votes “FOR” the matter must exceed the votes “AGAINST” the matter; Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at and entitled to vote on the election of directors.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any such matter will have the effect of a negative vote on such matter. If you hold your shares in “street name” through a broker or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

What Information Do I Need to Attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. If you are a record stockholder, an admission ticket is included with this mailing and is attached to the proxy card. If you are a street name stockholder, the stub of your voting instruction form is your admission ticket. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Protalex stockholder.

How Does the Board Recommend That I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

—	FOR the Directors’ proposal to elect the nominated Directors set forth on page 6; and
—	FOR the ratification of the Directors’ selection of auditors as set forth on page 7.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interests of Protalex. At the date this Proxy Statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who Will Bear the Expense of Soliciting Proxies?

Protalex will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

Is There Any Information That I Should Know About Future Annual Meetings?

Stockholder Proposals

Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) must deliver the proposal to our Corporate Secretary at 145 Union Square Drive, New Hope, PA 18938, not later than May 29, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14A-8 under the Securities Exchange Act of 1934. If a stockholder proposal is received after May 29, 2009, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2009 Annual Meeting.

I.

PROPOSALS

PROPOSAL 1.

ELECTION OF DIRECTORS

The Company’s Board consists of eight directors, all of whom are up for reelection at our 2008 Annual Meeting. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Information with Respect to Nominees and Continuing Directors

The following table sets forth information as to persons who serve as our Directors:

Name	Age	Position and Offices Held with the Company
G. Kirk Raab+#	73	Chairman of the Board, Director and Director Nominee
Steven H. Kane+	56	President, Chief Executive Officer, Director and Director Nominee
Eugene A. Bauer, M.D.#	66	Director and Director Nominee
Frank M. Dougherty+#	60	Director and Director Nominee
Carleton A. Holstrom*	73	Director and Director Nominee
Dinesh Patel, Ph.D.*	57	Director and Director Nominee
Thomas P. Stagnaro*	65	Director and Director Nominee
Peter G. Tombros#	66	Director and Director Nominee

*	Member of the Audit Committee.
#	Member of Compensation Committee.
+	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for each person nominated to serve as a Director.

Nominees for Election at This Annual Meeting

G. Kirk Raab has served as Chairman of the Company’s Board of Directors since August 2003. Mr. Raab currently sits on the Boards and serves as Chairman of Transcept Pharmaceuticals, Inc., Follica, Inc., Velos Medical Informatics, Inc., and BiPar Sciences, Inc. Mr. Raab also serves on the board of The National Foundation for Science and Technology Medals. From February 1990 to July 1995, Mr. Raab served as the President and Chief Executive Officer of Genentech. He originally joined Genentech in February 1985, as President and Chief Operating Officer. Prior to joining Genentech, Mr. Raab worked for Abbott Laboratories for 10 years, most recently as President, Chief Operating Officer and a director. Mr. Raab served as the first Chairman of the Biotechnology Industry Organization and the California Health Care Institute. Mr. Raab graduated from Colgate University in 1959, and is a Trustee Emeritus. He is a former trustee of the San Francisco Ballet, the San Francisco Symphony, UCSF Foundation and Golden Gate Planned Parenthood.

Steven H. Kane has served on the Company’s board of directors since December 2002. He is currently the President and Chief Executive Officer of the Company. He has over 25 years experience in the health care industry. From April 1997 to August 2000, Mr. Kane served as Vice President of North American Sales & Field Operations for Aspect Medical. While at Aspect, he helped guide the company to a successful initial public offering in January 2000. Prior to Aspect, Mr. Kane was Eastern Area Vice President for Pyxis Corporation, where he was instrumental in positioning the company for its successful initial public offering in 1992. Pyxis later was acquired by Cardinal Health for $1 billion. Prior to that Mr. Kane worked in sales management with Eli-Lilly and Becton Dickinson.

Eugene A. Bauer, M.D. has served on the Company’s Board of Directors since February 2005. Since August 2008, Dr. Bauer is the President and Chief Medical Officer of Peplin, Inc., a privately held biotechnology company. From 2004 to 2008, Dr, Bauer was the Chief Executive Officer and board member of Neosil Incorporated, a privately held biotechnology company. From 2002 to 2004 Dr. Bauer was a Senior Client Partner with Korn/Ferry International. Dr. Bauer served as Vice President for the Stanford University Medical Center from 1997 to 2001, and as Dean of the Stanford University School of Medicine from 1995 through 2001. Dr. Bauer was a founder of Connetics and served as an Emeritus Director of Connetics Corp until its sale to Stiefel Laboratories in 2006. Since 1988 he has been Professor, Department of Dermatology, Stanford University School of Medicine, and was Chief of the Dermatology Service at Stanford University Hospital from 1988 to 1995. From 1982 to 1988, he was a professor at Washington University School of Medicine. Dr. Bauer has served as Chairman of two National Institutes of Health study sections of the National Institute of Arthritis and Musculoskeletal and Skin Diseases and has served on a board of scientific counselors for the National Cancer Institute. Dr. Bauer also serves as a director of Peplin, Inc., an Australian public corporation and is a director of Medgenics, Inc., a development stage biotechnology company listed on the LSE/AIM. Dr. Bauer is a director of two privately held companies, Arbor Vita Corporation and Medisyne Bioscience, Inc. and he is a director of the American Dermatological Association, a non-profit professional society. Dr. Bauer holds B.S. and M.D. degrees from Northwestern University.

Frank M. Dougherty has served on the Company’s Board of Director since October 2001, and served as the Company’s Corporate Secretary from June 2002 to December 2002. From January 2004 to April 2005, Mr. Dougherty served as the Corporate Secretary and Treasurer of the Company. Mr. Dougherty is a practicing attorney and founder and owner of Frank M. Dougherty P.C., a law firm in Albuquerque, New Mexico. He has practiced law since 1982, and founded his current law firm in November 2001. Prior to becoming a lawyer, Mr. Dougherty practiced as a CPA in Santa Fe, New Mexico. He has an undergraduate degree in economics from the University of Colorado, a graduate degree in accounting from the University of Arizona and a law degree from Texas Tech University.

Carleton A. Holstrom has served on the Company’s Board of Directors since October 2004. From 1977 through 1987, Mr. Holstrom was the Chief Financial Officer of Bear, Stearns & Co. and its successor, The Bear Stearns Companies, Inc., and from 1987 until 2008 was the Managing Director Emeritus. From 1996 to 1997, Mr. Holstrom was the Chief Financial Officer of Scientific Learning Corporation. From 1983 to the present, Mr. Holstrom has served on the Board of Directors of Custodial Trust Company of Princeton, New Jersey, and from 1995 to the present with Scientific Learning Corporation of Oakland, California. From 1989 through 1995, Mr. Holstrom served on the Board of Governors of Rutgers University and was the Chair of the Board of Governors from 1994 through 1995. From 1983 through 1995, Mr. Holstrom served on the Board of Trustees of Rutgers University and was the Chair of that Board from 1998 through 1999. From 1995 through the present date, he has been an Emeritus Member of the Rutgers University Board of Trustees. From 1977 through 2000, Mr. Holstrom served on the Rutgers University Foundation Board of Overseers. He was the Chair of the Board of Overseers from 1979 through 1981. From 2000 to the present, he has served on the Rutgers University Foundation Board of Overseers in an emeritus capacity. From 1994 through 2005, Mr. Holstrom has served on the University of Wisconsin at Madison College of Letters and Sciences Board of Overseers. From 1989 through the present, he served on the University of Wisconsin Foundation Board of Directors and was the Vice Chair of that Foundation from 2000 through 2003.

Dinesh Patel, Ph.D. has served on the Company’s Board of Directors since September 2003. He is a Managing Director and Founding Partner of vSpring Capital, an early stage venture capital fund with $360 million under management. From 1999 to 2004 Dr. Patel was also the Founder, Chairman, President & CEO of Ashni Naturaceuticals, Inc. a company that specializes in the research, development and marketing of clinically tested and patent-protected naturaceutical products. In 1999, Dr. Patel co-founded and was the Chairman of Salus Therapeutics, Inc., a biotechnology company focused on the research and development of nucleic acid-based therapeutics, including antisense and gene therapy drugs. In August 2003 publicly traded Genta, Inc acquired Salus for $30 million. From 1985 through 1999, Dr. Patel served as Co-founder, Chairman of the Board of Directors, President & CEO, of Thera Tech, Inc., a Salt Lake City, Utah based company, that has been a pioneer in the development and manufacture of innovative drug delivery products. Under Dr. Patel’s guidance, TheraTech established strategic alliances with major pharmaceutical companies including

Eli Lilly, Pfizer, Proctor & Gamble, Roche, and SmithKline Beecham. TheraTech went public in 1992 and became profitable in 1997. In January 1999, TheraTech was acquired for approximately $350 million by Watson Pharmaceuticals, a California based company. Dr. Patel has been the recipient of numerous awards, including U.S. Small Business Administration’s Business Achiever Award, and Scientific and Technology Award (State of Utah) and Entrepreneur of the Year Award (Mountain West Venture Group). Dr. Patel got his undergraduate degree from India and his doctorate degree from University of Michigan. Dr. Patel is active in the Indian and local community serving on several boards and as an active donor for various charitable causes.

Thomas P. Stagnaro has served on the Company’s Board of Directors since July 2002. He is President & Chief Executive Officer of Americas Biotech Distributor (ABD), which he founded in June 2004. Previously, Mr. Stagnaro was President and Chief Executive Officer of Agile Therapeutics, a private company focused on developing women’s healthcare products from September 2000 to August 2004. He also served as a director on the board of Life Science Research Organization and the National Science Foundation — Singapore. Mr. Stagnaro formerly was President and Chief Executive Officer of 3-Dimensional Pharmaceuticals and Univax Biologics. He began his career with Searle Laboratories and held increasingly important positions during his 30 years in the pharmaceutical industry. Mr. Stagnaro has raised over $200 million for three development stage companies and took Univax Biologics public in 1972. He holds three patents and has published numerous articles.

Peter G. Tombros has served on the Company’s Board of Directors since November 2005. Mr. Tombros has served as the Chairman of the Board of Alpharma, Inc. since March 2006. He has been a director of Alpharma since 1997. Commencing in 2005, Mr. Tombros has been the Professor and Executive in Residence in the Eberly College of Science BS/MBA Program at Pennsylvania State University. From 2001 to 2005, Mr. Tombros served as Chief Executive Officer of VivoQuest, Inc., a private biopharmaceutical company. He was President, Chief Executive Officer and Director of Enzon, Inc., a developer and marketer of bio-pharmaceutical products, from April 1994 to June 2001. Mr. Tombros served in a variety of senior management positions at Pfizer, Inc., the pharmaceutical company, for 25 years, including Vice President of Marketing, Senior Vice President and General Manager of Roerig Pharmaceuticals Division, Executive Vice President of Pfizer Pharmaceuticals Division, Director, Pfizer Pharmaceuticals Division. Mr. Tombros also serves as non-executive chairman of both NPS Pharmaceuticals and PharmaNet Development Corporation, and Director of Cambrex Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. RAAB, KANE, HOLSTROM, DR. BAUER, MR. STAGNARO, DR. PATEL, MESSRS. DOUGHERTY AND TOMBROS, AS DIRECTORS OF PROTALEX.

PROPOSAL 2.

RATIFICATION OF SELECTION OF AUDITORS

The Board is seeking stockholder ratification of its selection of Grant Thornton LLP to serve as Protalex’s independent auditors for the fiscal year ending May 31, 2009. Grant Thornton LLP served as our independent auditors for the fiscal years ended May 31, 2003 through May 31, 2008.

Grant Thornton LLP will be retained as our auditors for the fiscal year ending May 31, 2009, if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting. If this proposal is not approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting, the Board will reconsider its selection of Grant Thornton LLP as its independent auditors for the fiscal year ending May 31, 2009.

During our two most recent fiscal years, and through September 19, 2008, neither we nor anyone acting on our behalf consulted with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with Grant Thornton LLP regarding any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions).

Audit Fees

The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended May 31, 2008 and review of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended May 31, 2008 totaled $129,400. The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended May 31, 2007 and review of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended May 31, 2007 totaled $112,000.

Audit-Related Fees

The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s registration statements on Form S-1 during the fiscal year ended May 31, 2008 totaled $12,000. The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s registration statements on Form S-1 during the fiscal year ended May 31, 2007 totaled $14,000.

Tax Fees

The Company paid no fees to Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended May 31, 2007 and May 31, 2008.

All Other Fees

Except as described above, no other fees were paid to Grant Thornton LLP for any other services during the last two fiscal years.

We expect representatives of Grant Thornton LLP will attend the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS AUDITORS OF PROTALEX FOR FISCAL YEAR ENDED MAY 31, 2009.

II.

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

In accordance with the General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors.  The Board of Directors held four meetings in fiscal 2008. Each of the incumbent directors attended an aggregate of at least 75% of the Board of Directors and committee meetings on, and during the period in, which the director served.

Board members are expected to make every reasonable effort to attend the Annual Meeting of Stockholders. All directors except for Mr. Tombros attended the 2007 Annual Meeting of Stockholders held on October 23, 2007.

Communication with the Board of Directors.  Stockholders may communicate with the Board of Directors by sending a letter to Protalex, Inc. Board of Directors, c/o Corporate Secretary 145 Union Square Drive, New Hope, PA 18938. The Corporate Secretary will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Protalex, Inc. or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Director Independence.  Each of the following directors are “independent” under NASDAQ Stock Market LLC rules: Messrs. Raab, Dougherty, Holstrom, Stagnaro, and Tombros; and Drs. Bauer and Patel. These persons represent a majority of the board of directors. All members of the Compensation and Audit Committees are independent. Mr. Kane, a director and the Company’s President and Chief Executive Officer is a member of the Nominating and Corporate Governance Committee and is not considered independent. The other two members of the Nominating and Corporate Governance Committee are independent directors.

Committees of the Board of Directors.  The Board of Directors has established three standing committees and the table below shows the current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Governance and Nominating Committee
Carleton A. Holstrom*	G. Kirk Raab*	Frank M. Dougherty*
Dinesh Patel, Ph.D.	Eugene A. Bauer, MD	Steven H. Kane
Thomas P. Stagnaro	Frank M. Dougherty	G. Kirk Raab
Peter G. Tombros

*	Committee Chairman.

Audit Committee

The members of the Audit Committee are Messrs. Holstrom, Stagnaro and Dr. Patel. As of May 31, 2008, the chair of the Audit Committee was Mr. Holstrom. The Company believes Mr. Holstrom is qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission (“SEC”) regulations. In addition, the Board has determined, in accordance with the listing standards of the NASDAQ Capital Market that Mr. Holstrom meets the standards of financial sophistication set forth therein and that each other member of the audit committee is able to read and understand fundamental financial statements.

The Audit Committee meets with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. The independent auditors meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee recommends to our Board the appointment of the independent auditors.

The Audit Committee determines and approves engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, and the compensation to be paid by the Company to the Auditors. The Committee may delegate pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

The Audit Committee determines and approves engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore. The Committee may delegate pre-approval authority to one or more Committee members so long as any such pre-approval decisions are presented to the full Committee at the next scheduled meeting.

The charter of the Audit Committee is available on the Investor Information section of the Company’s website (www.protalex.com). The Audit Committee met four times in fiscal 2008.

Compensation Committee

The Compensation Committee annually reviews the performance and total compensation package for the Company’s executive officers, including the Chief Executive Officer; considers the modification of existing compensation and employee benefit programs, and the adoption of new plans; administers the terms and provisions of the Company’s equity compensation plans; and reviews the compensation and benefits of non-employee directors. The charter of the Compensation Committee is available on the Investor Information section of the Company’s website (www.protalex.com). The Compensation Committee met three times during fiscal 2008.

The members of the Compensation Committee are Messrs. Raab, Dougherty, Tombros and Dr. Bauer. As of May 31, 2008, the chair of the Compensation Committee was Mr. Raab. None of our executive officers serves as a member of the Board of Directors or compensation committee of an entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating and Corporate Governance Committee

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. Currently there are no specific minimum qualifications that must be met by a Committee-recommended nominee and there is no formal process for identifying and evaluating nominees. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance evaluation. The charter of the Corporate Governance and Nominating Committee is available on the Investor Information section of the Company’s website (www.protalex.com).

The members of the Nominating and Corporate Governance Committee are Messrs. Raab, Kane and Dougherty. Mr. Kane is not considered independent because he is the Company’s President and Chief Executive Officer. As of May 31, 2008, the chair of the Nominating and Corporate Governance Committee was Mr. Dougherty. The functions of this committee include recommending to our full Board nominees for election as Directors. Prior to the establishment of the Nominating and Corporate Governance Committee, its functions were performed by the entire Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended May 31, 2007.

Although there is no formal procedure for stockholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

AUDIT COMMITTEE INFORMATION

Report of Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board that is designed to comply with rules adopted by the National Association of Securities Dealers, Inc. A copy of the Charter of the Audit Committee is available on the Investor Information section of the Company’s website (www.protalex.com). The current members of the Audit Committee are Mr. Holstrom (chair), Dr. Patel and Mr. Stagnaro.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the recommendation to the Board of Directors of the selection of the Company’s independent accountants.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, including meetings with the independent accountants during which management was not present. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2008 as filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors
Carleton A. Holstrom
Dinesh Patel, Ph.D.
Thomas P. Stagnaro

TRANSACTIONS WITH RELATED PERSONS

During the years ended May 31, 2008, May 31, 2007 and May 31, 2006, the Company incurred $48,633, $81,352, and $68,607, respectively, of expenses related to air travel to a partnership principally owned by the Chief Executive Officer of the Company. Currently the Company does not have written policies and procedures for the review, approval or ratification of related person transactions. However, given the Company’s small size, senior management and the audit committee is able to review all transactions consistent with applicable securities rules governing Company transactions and proposed transactions exceeding $120,000 in which a related person has a direct or indirect material interest. Currently the Board of Directors reviews related person transactions and has approval authority with respect to whether a related person transaction is within the Company’s best interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our Directors and persons who own more than 10% of a registered class of Protalex’s equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The company is not aware of any failure to file, on a timely basis, any report by any of its executive officers, Directors or 10% shareholders during the fiscal year ended May 31, 2008.

EXECUTIVE OFFICERS

The following individual is an executive officer of the Company and not a Director:

Marc L. Rose, CPA, has served as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer since November 2004, and in April 2005 Mr. Rose was elected Corporate Secretary. From March 2001 to November 2004, Mr. Rose served as Vice President and Chief Financial Officer of the DentalEZ Group, a privately held manufacturer of dental equipment and dental handpieces located in Malvern, PA. From January 1998 to March 2001, Mr. Rose was Practice Manager of Oracle Consulting Services for Oracle Corporation responsible for designing and implementing Oracle financial and project applications. From September 1990 to January 1998, Mr. Rose held several positions with the controllership organization of Waste Management, Inc. and from June 1988 to September 1990, was an auditor with Ernst & Young in Philadelphia. Mr. Rose is a Certified Public Accountant in the Commonwealth of Pennsylvania and received his BA in Accounting/Finance from Drexel University.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended May 31, 2008:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Steven H. Kane, President and Chief Executive Officer	2008	400,000	75,000	—	—	—	—	—	475,000
	2007	400,000	50,000	—	241,138	—	—	—	691,138
Marc L. Rose, CPA, Vice President and Chief Financial Officer	2008	230,000	40,000	—	37,844	—	—	—	307,644
	2007	200,000	37,500	—	207,130	—	—	—	444,630

(1)	On August, 9, 2007, the Compensation Committee approved an increase of Mr. Rose’s annual salary from $200,000 to $230,000. The increase was effective retroactively on June 1, 2007. In January 2008 and 2007, the Compensation Committee did not authorize salary increases for Mr. Kane for calendar years 2008 and 2007, respectively. In January 2008, the Compensation Committee did not authorize salary increase for Mr. Rose for calendar year 2008.
(2)	In January 2008, the Compensation Committee granted the following option awards: Mr. Rose 40,000. In January 2007, the Compensation Committee granted the following option awards: Mr. Kane 100,000 and Mr. Rose 50,000. In October 2006, the Compensation Committee granted the following option awards: Mr. Kane 25,000 and Mr. Rose 50,000.
(3)	Amounts are calculated in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share-based Payment.” See Note 2. of the financial statements of the Company’s Annual Report for the year ended May 31, 2008 regarding assumptions underlying valuation of equity awards.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Effective as of October 25, 2005, we have an employment agreement with our current President and Chief Executive Officer, Steven H. Kane. Effective January 1, 2006, Mr. Kane is paid at a rate of $33,333 per month. Mr. Kane is eligible to participate in the Company’s annual executive bonus plan, as well as in any life, health, accident, disability, or hospitalization insurance plans, pension plans, or retirement plans as the Company’s Board of Directors makes available to the Company’s executives as a group. Either the Company or Mr. Kane can terminate Mr. Kane’s employment at any time, with or without cause, upon notice. If the Company terminates Mr. Kane without cause, Protalex will continue to pay Mr. Kane his monthly salary for a period of 18 months and will accelerate vesting of any of Mr. Kane’s outstanding unvested options that would have vested over the next 18 months. During Mr. Kane’s employment and for two (2) years thereafter,

Mr. Kane must obtain Protalex’s prior written approval before soliciting, inducing or attempting to persuade any employee or independent contractor of Protalex to terminate their relationship with Protalex to work for any other person or entity.

Effective as of November 15, 2004, we entered into a letter agreement with Marc L. Rose, which provides for a grant of options to acquire 100,000 shares of our common stock. These options are subject to the Company’s 2003 Stock Option Plan, as amended, vest over four years at a rate of 1/48 per month starting on May 15, 2005, retroactive to November 15, 2004 and have a 10-year term. The letter agreement also provides for an award of 15,000 restricted shares of our common stock. Mr. Rose is eligible to participate in our annual executive bonus plan, as well as in any life, health, accident, disability, or hospitalization insurance plans, pension plans, or retirement plans as our board of directors makes available to our executives as a group. Effective June 1, 2007, Mr. Rose is paid at a rate of $19,167 per month. The agreement also provides for payment to Mr. Rose of up to 12 payments equal to his monthly base salary in the event Mr. Rose is terminated without cause.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven H. Kane, President and Chief Executive Officer	863,242	—		—	$1.50	12/16/2012	—	—	—	—
	100,000	—		—	1.50	8/13/2013	—	—	—	—
	75,000	—		—	2.13	1/22/2014	—	—	—	—
	175,000	25,002	(1)	—	2.55	1/13/2015	—	—	—	—
	25,000	—		—	2.65	10/25/2015	—	—	—	—
	25,000	—		—	2.87	10/24/2016	—	—	—	—
	100,000	66,668	(2)	—	2.30	1/18/2017	—	—	—	—
Marc L. Rose, CPA, Vice President and Chief Financial Officer	100,000	12,501	(3)	—	2.55	1/13/2015	—	—	—	—
	13,571	73,959	(4)	—	2.80	7/29/2015	—	—	—	—
	30,000	12,501	(5)	—	2.85	1/11/2016	—	—	—	—
	50,000	30,209	(6)	—	2.87	10/24/2016	—	—	—	—
	50,000	33,334	(7)	—	2.30	1/18/2017	—	—	—	—
	40,000	36,667	(8)	—	1.30	1/17/2018	—	—	—	—

(1)	These stock options, granted on January 13, 2005, vest over four years at the rate of 1/48th per month.
(2)	These stock options, granted on January 18, 2007, vest over four years at the rate of 1/48th per month.
(3)	These stock options, granted on January 13, 2005, vest over four years at the rate of 1/48th per month.
(4)	These stock options, granted on July 29, 2005 vest over four years at the rate of 1/48th per month.
(5)	These stock options, granted on January 11, 2006, vest over four years at the rate of 1/48th per month.
(6)	These stock options, granted on October 24, 2006, vest over four years at the rate of 1/48th per month.
(7)	These stock options, granted on January 18, 2007, vest over four years at the rate of 1/48th per month.
(8)	These stock options, granted on January 17, 2008, vest over four years at the rate of 1/48th per month.

Pension Benefits Nonqualified Deferred Compensation

We do not offer any post employment compensation that would be required to be disclosed as pension benefits or non-qualified deferred compensation. Therefore, in accordance with SEC rules, we have omitted these tables.

Compensation of Directors

The table below summarizes the compensation paid by the Company to our Directors for the fiscal year ended May 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
G. Kirk Raab(2)	150,000	—	25,698	—	—	—	175,698
Eugene A. Bauer, M.D.(3)	20,000	—	25,698	—	—	—	45,698
Frank M. Dougherty(4)	—	—	25,698	—	—	—	25,698
Carleton A. Holstrom(5)	20,000	—	25,698	—	—	—	45,698
Dinesh Patel, Ph.D.	—	—	—	—	—	—	—
Thomas P. Stagnaro(6)	—	—	25,698	—	—	—	25,698
Peter G. Tombros(7)	20,000	—	25,698	—	—	—	45,698

(1)	These stock options, granted on October 23, 2007 vested immediately on the date of grant and are determined in accordance with FAS 123R.
(2)	As of May 31, 2008, Mr. Raab has 714,333 stock options outstanding and 714,333 are vested and exercisable.
(3)	As of May 31, 2008, Dr. Bauer has 175,000 stock options outstanding and 175,000 are vested and exercisable.
(4)	As of May 31, 2008, Mr. Dougherty has 140,000 stock options outstanding and 140,000 are vested and exercisable.
(5)	As of May 31, 2008, Mr. Holstrom has 175,000 stock options outstanding and 175,000 are vested and exercisable.
(6)	As of May 31, 2008, Mr. Stagnaro has 336,000 stock options outstanding and 336,000 are vested and exercisable.
(7)	As of May 31, 2008, Mr. Tombros has 150,000 stock options outstanding and 150,000 are vested and exercisable.

Directors received stock-based compensation for their services as directors during the fiscal year ended May 31, 2008. The Company issued 150,000 stock options to non-employee directors during such fiscal year, at exercise price of $1.30 and aggregate expense in accordance with FAS 123R of $154,185. Directors do not receive separate meeting fees, but are reimbursed for out-of-pocket expenses. We do not provide a retirement plan for our non-employee directors.

The Company has an agreement with its Chairman to pay $12,500 per month as a director fee. For the fiscal year ended May 31, 2008, the Company incurred $150,000 for this director’s fee. The Company has an agreement with Carleton A. Holstrom, Eugene A. Bauer, MD and Peter G. Tombros to pay each of them $1,667 per month on a quarterly basis payable in arrears as a director fee. For the fiscal year ended May 31, 2008, the Company incurred $60,000 for these directors’ fees.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Raab, Dougherty, Tombros and Dr. Bauer. As of May 31, 2007, the chair of the Compensation Committee was Mr. Raab. The functions of this committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of Directors. None of the Compensation Committee members has ever served as an executive officer of the Company. No executive officers of the Company served as a director or a member of the Compensation Committee of another entity, one of whose executive officers either served on our Board of Directors or on its Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Set forth in the following table is the beneficial ownership of common stock as of September 21, 2008, for our directors, the named executive officers listed in the Summary Compensation Table, our directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock issuable currently or within 60 days of September 21, 2008, upon exercise of options or warrants held by that person or group is deemed outstanding. These shares, however, are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage ownership is based on 28,600,464 shares of common stock outstanding as of September 21, 2008, together with applicable options and warrants for each stockholder. Unless otherwise indicated, the address of each person listed below is in the care of Protalex, Inc., 145 Union Square Drive, New Hope, PA 18938.

	Shares Beneficially Owned
Name and Title	Number		Percent
G. Kirk Raab, Chairman of the Board and Director	903,187	(1)	3.1%
Steven H. Kane, President and Director	1,506,455	(2)	5.0%
Marc L. Rose, CPA, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	211,726	(3)	*
Eugene A. Bauer, M.D., Director	212,500	(4)	*
Frank M. Dougherty, Director	538,081	(5)	1.9%
Carleton A. Holstrom, Director	232,500	(6)	*
Thomas P. Stagnaro, Director	385,000	(7)	1.3%
Peter G. Tombros, Director	237,500	(8)	*
Dinesh Patel, Ph.D., Director	4,433,002	(9)	14.9%
vSpring SBIC, L.P. Attn: Dinesh Patel 2795 E. Cottonwood Pkwy, Suite 360 Salt Lake City, UT 84121	4,433,002	(10)	14.9%
John E. Doherty, Former Director	2,961,549	(11)	10.3%
LB I Group 399 Park Avenue 9th Floor New York, NY 10022	1,600,000	(12)	5.6%
All officers and directors as a group (9 persons)	7,939,363	(13)	24.4%

*	Indicates less than 1%.
(1)	Includes options to purchase 903,187 shares of our common stock exercisable within 60 days of September 21, 2008.
(2)	Includes options to purchase 1,283,034 shares of our common stock and warrants to purchase 7,778 shares of our common stock exercisable within 60 days of September 21, 2008.
(3)	Includes options to purchase 196,726 shares of our common stock exercisable within 60 days of September 21, 2008.

(4)	Includes options to purchase 212,500 shares of our common stock exercisable within 60 days of September 21, 2008.
(5)	Includes options to purchase 177,500 shares of our common stock and warrants to purchase 3,778 shares of our common stock exercisable within 60 days of September 21, 2008.
(6)	Includes options to purchase 232,500 shares of our common stock exercisable within 60 days of September 21, 2008.
(7)	Includes options to purchase 381,000 shares of our common stock exercisable within 60 days of September 21, 2008.
(8)	Includes options to purchase 187,500 shares of our common stock and warrants to purchase 10,000 shares of our common stock exercisable within 60 days of September 21, 2008.
(9)	Includes warrants to purchase 376,667 shares of our common stock exercisable within 60 days of September 21, 2008.
(10)	Includes warrants to purchase 376,667 shares of our common stock exercisable within 60 days of September 21, 2008.
(11)	Includes options to purchase 10,000 shares of our common stock and warrants to purchase 27,778 shares of our common stock exercisable within 60 days of September 21, 2008.
(12)	Excludes 400,000 shares of common stock issuable upon exercise of warrants, because the terms of the warrant contain a limitation on acquiring shares of common stock if the exercise would result in the holder beneficially owning more than 4.99% of the outstanding common stock.
(13)	Includes options to purchase 3,320,613 shares of our common stock and warrants to purchase 1,118,811 shares of our common stock exercisable within 60 days of September 21, 2008.

ANNUAL REPORT

Our latest Annual Report on Form 10-K for the fiscal year ended May 31, 2008, as filed with the SEC, excluding exhibits, is being mailed to stockholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-K free of charge to any stockholder upon written request to the Company at 145 Union Square Drive, New Hope, PA. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

ONLINE ACCESS TO ANNUAL REPORTS ON FORM 10-K AND PROXY STATEMENTS

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for our fiscal year ended May 31, 2008 are available on our website at www.protalex.com.

OTHER MATTERS

The Board does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.

STOCKHOLDER COMMUNICATIONS

Stockholders may communicate with the Company’s Board of Directors by sending their communications to Protalex, Inc. Board of Directors, c/o Corporate Secretary, 145 Union Square Drive, New Hope, PA 18938. The Corporate Governance and Nominating Committee of the Board has approved a process for handling letters received by the Company and addressed to independent members of the Board. Under that process, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

By Order of the Board of Directors
By: /s/ Steven H. Kane Steven H. Kane President, Chief Executive Officer and Director

New Hope, Pennsylvania
September 12, 2008

ANNUAL MEETING OF SHAREHOLDERS OF

PROTALEX, INC.

October 21, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830300000000000000 8 102108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. For the election of the following persons as Directors of Protalex to hold office until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ G. Kirk Raab
- ○ Steven H. Kane
- ○ Eugene A. Bauer, M.D
- ○ Frank M. Dougherty
- ○ Carleton A. Holstrom
- ○ Dinesh Patel, Ph.D.
- ○ Thomas P. Stagnaro
- ○ Peter G. Tombros

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Protalex's selection of Grant Thornton LLP as independent auditors for Protalex for fiscal year ending May 31, 2009.	☐	☐	☐
3. In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.	☐	☐	☐

This Proxy when properly executed will be voted as directed or, if no direction is given, will be voted for Items 1, 2 and 3.

The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

PROTALEX, INC.

October 21, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830300000000000000 8 102108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. For the election of the following persons as Directors of Protalex to hold office until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ G. Kirk Raab
- ○ Steven H. Kane
- ○ Eugene A. Bauer, M.D
- ○ Frank M. Dougherty
- ○ Carleton A. Holstrom
- ○ Dinesh Patel, Ph.D.
- ○ Thomas P. Stagnaro
- ○ Peter G. Tombros

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Protalex's selection of Grant Thornton LLP as independent auditors for Protalex for fiscal year ending May 31, 2009.	☐	☐	☐
3. In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.	☐	☐	☐

This Proxy when properly executed will be voted as directed or, if no direction is given, will be voted for Items 1, 2 and 3.

The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.